EXHIBIT 99.5

LEHMAN BROTHERS HOLDINGS INC.
SEGMENT NET REVENUE INFORMATION
(Preliminary and Unaudited)
(In millions)

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                                                         Three Months Ended                    Twelve Months Ended


                                                     ----------------------------          ----------------------------
                                                       Nov. 30         Nov. 30              Nov. 30         Nov. 30
                                                        2002            2001                  2002            2001
                                                     ------------    ------------          -----------    -------------

Investment Banking:
    Debt Underwriting                                       $207            $217                 $886             $893
    Equity Underwriting                                       55              76                  420              440
    Merger and Acquisition Advisory                          138             150                  425              592
                                                     ------------    ------------          -----------    -------------
         Total                                               400             443                1,731            1,925
                                                     ------------    ------------          -----------    -------------

Capital Markets:
    Fixed Income                                             733             378                2,619            2,227
    Equities                                                 213             199                1,001            1,797
                                                     ------------    ------------          -----------    -------------
         Total                                               946             577                3,620            4,024
                                                     ------------    ------------          -----------    -------------

Client Services:
    Private Client                                           183             165                  762              711
    Private Equity                                            10              18                   42               76
                                                     ------------    ------------          -----------    -------------
         Total                                               193             183                  804              787
                                                     ------------    ------------          -----------    -------------

         Total Lehman                                     $1,539          $1,203               $6,155           $6,736
                                                     ============    ============          ===========    =============




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